Apco Oil and Gas
International Inc.

Nasdaq: APAGF

Date: July 27, 2009

Apco Obtains Concession Extensions from Neuquen Province

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) announced today that the Argentine province of Neuquen has agreed to extend the concession terms for the company’s operations in the Bajada del Palo and Entre Lomas concessions for 10 years.

Apco’s Bajada del Palo concession is extended to Sept. 6, 2025. The Entre Lomas concession is extended to Jan. 21, 2026. The extensions are effective immediately.

Under the extensions, Apco and its partners agreed to pay a total bonus of $12.5 million and spend $237 million for future exploitation and exploration.

In addition, the provincial production tax increases from the current level of 12 percent to 15 percent and could increase up to a maximum of 18 percent depending on future increases in product price realizations.

“This extends the reserve life for our fields located in Neuquen province and provides us with the time we need to develop the additional reserves in a rational manner consistent with our best practices,” said Ralph Hill, Apco’s chairman and chief executive officer.

“The province also benefits because it assures a continued stream of investments and creates future employment for local residents,” Hill said.

The Bajada del Palo concession is located entirely in Neuquen province. The Entre Lomas concession straddles the provinces of Neuquen and Rio Negro. This extension agreement does not apply to the portion of the Entre Lomas concession located in Rio Negro province.

“This is an important first step for Apco and its joint venture partners. We will now try to secure the extension for the portion of Entre Lomas located in Rio Negro province,” said Thomas Bueno, Apco’s president and chief operating officer.

“Petrolera Entre Lomas S.A., the operator of both concessions that represented the joint venture partners in the negotiations with the province of Neuquen, hopes to commence discussions with the province of Rio Negro in the near future,” Bueno said.

Apco has a 23 percent direct participation interest in both the Entre Lomas and Bajada del Palo concessions and a total combined direct and equity participation in both concessions of 52.85 percent as a result of its 40.803 percent stock ownership in Petrolera.

About Apco (NASDAQ:APAGF)
Apco is an international oil and gas exploration and production company with interests in seven oil and gas concessions and one exploration permit in Argentina. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

Contact:	Julie Gentz
Media Relations
(918) 573-3053
Thomas Bueno
Investor Relations
(918) 573-2570

Apco’s reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:

•	availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including the current economic slowdown and the disruption of credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities and litigation;

•	political conditions in Argentina and other parts of the world;

•	the failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.

# # #